Exhibit 32(b)

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of The Newhall Land and Farming Company for the quarter ended June 30, 2003, I, Donald L. Kimball, Vice President and Chief Financial Officer of Newhall Management Corporation, (Principal Financial Officer), hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)                                  such Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of The Newhall Land and Farming Company.

Dated:	August 4, 2003	THE NEWHALL LAND AND FARMING COMPANY
(a California Limited Partnership)
Registrant

		By:	Newhall Management Limited Partnership,
Managing General Partner

			By:	Newhall Management Corporation,
Managing General Partner

			By:	/s/ DONALD L. KIMBALL

Vice President and Chief Financial Officer of Newhall Management Corporation (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Newhall Land and Farming Company and will be retained by The Newhall Land and Farming Company and furnished to the Securities Exchange Commission or its staff upon request.